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                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                                 March 30, 2000
                                 --------------


                    CHAPMAN CAPITAL MANAGEMENT HOLDINGS, INC.
                    -----------------------------------------
             (Exact name of registrant as specified in its charter)

              Maryland               0-24213            52-2184621
              --------               -------            ----------
          (State or other           (Commission         (IRS Employer
          jurisdiction of           File Number)        Identification No.)
          incorporation)

          401 East Pratt Street, 28th Floor, Baltimore, Maryland 21202
          ------------------------------------------------------------
               (Address of principal executive office) (Zip Code)

       Registrant's telephone number, including area code, (410) 625-9656
                                                           --------------

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ITEM 5.  OTHER EVENTS.

PRESS RELEASE:
Media Contact: Michele Christian
Corporate Marketing and Communications
Chapman Capital Management Holdings, Inc.
800-752-1013
www.chapmancompany.com

Chapman Capital Management Holdings, Inc. Reports Accounting Change

Maryland, March 30, 2000 - Chapman Capital Management Holdings, Inc. of Baltimore Maryland, (NASDAQ:CMGT), announced a change in its net loss for 1999 due to the establishment of a reserve against previously recorded tax benefits. As a result of the change, the net loss reported for 1999 is $853,000, compared to a previously reported net loss after the tax benefit of $582,000. The accounting had no effect on the company's reported operating revenues or cash flow for 1999.

For the year ended December 31, 1999, Chapman Capital Management Holdings, Inc. achieved revenues of $4,622,000, an increase of 44% over revenue of $3,218,000 reported for the year ended December 31, 1998.

Company Information

Chapman Capital Management Holdings, Inc. (NASDAQ:CMGT), headquartered in Baltimore Maryland, was the first publicly traded African American controlled investment advisory firm and is the parent company of Chapman Capital Management, Inc. (CCM). CCM is a registered investment advisor providing investment advisory services to government, corporate and individual accounts, and to proprietary mutual funds.

For information, contact:
Demetris B. Brown
Investor Relations
(800) 752-1013x1866

Michele Christian
Corporate Marketing and Communications
(800) 752-1013 x1935

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This release may contain forward-looking statements. For a discussion of risks and uncertainties, please refer to the company periodic reports filed with the Securities and Exchange Commission.



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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                     CHAPMAN CAPITAL MANAGEMENT HOLDINGS, INC.


Date:  March 30, 2000                By:  /S/ NATHAN A. CHAPMAN, JR.
                                          --------------------------
                                     Nathan A. Chapman, Jr.
                                     President